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                                  STATE OF MARYLAND

        NUMBER                                                   SHARES

        ------                                                   ------

                               THE CHAPMAN FUNDS, INC.
                      DEM FIXED INCOME FUND INSTITUTIONAL CLASS
                                     COMMON STOCK
                                   PAR VALUE-$0.001
     Fully Paid                                             Non-Assessable


THIS CERTIFIES THAT________________IS THE REGISTERED HOLDER OF_______________ (________) SHARES OF THE DEM FIXED INCOME FUND INSTITUTIONAL CLASS COMMON STOCK OF THE CHAPMAN FUNDS, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS ______DAY OF _____ A.D.______.



-----------------------------                 ---------------------------------
EARL U. BRAVO, SR., SECRETARY                 NATHAN A. CHAPMAN, JR., PRESIDENT

                                 PAR VALUE
                                   $0.001


                                              Contersigned by:

                                              FIRST DATA INVESTOR
                                              SERVICES GROUP, INC.


                                              By:
                                                 ------------------------------
                                                           Authorized Signature